Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	1,724,019	(3)	$0.386	$665,471.33	0.00014760	$98.22		-	-	-	-
Fees Previously Paid	-	-	-	-		-	-	-	-		-	-	-	-
Carry Forward Securities
Carry Forward Securities							-				-	-	-	-
	Total Offering Amounts						$665,471.33		$98.22
	Total Fees Previously Paid								-
	Total Fee Offsets								$98.22	(4)
	Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source
Rule 457(p)
Fees Offset Claims	Beyond Air, Inc.	S-3	333-273942	08/11/2023	-	$224.00	(4)	Equity	Common Stock, par value $0.0001 per share	626,308	$2,032,369.46	-
Fees Offset Sources	Beyond Air, Inc.	S-3	333-273942	-	08/11/2023	-		-	-	-	-	(4)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $0.386, the average of the high and low reported sales prices of Beyond Air, Inc.’s (the “Company”) common stock, par value $0.0001 per share (“Common Stock”), on the Nasdaq Capital Market on August 14, 2024.

(3)	Consists of 1,724,019 shares of Common Stock, comprised of (i) 333,843 shares (the “Warrant Shares”) of Common Stock issuable to the selling stockholders upon the exercise of warrants (the “Warrants”) issued to the selling stockholders pursuant to that certain Loan and Security Agreement, dated June 15, 2023, including the initial Supplement referenced therein (the “Supplement”), by and among the Company, the Company’s wholly owned subsidiary, Beyond Air Ltd., Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender, and Avenue Venture Opportunities Fund II, L.P., as a lender, as amended by that certain First Amendment to Loan Documents, dated June 21, 2024 (as amended and together with the Supplement as amended, the “Loan and Security Agreement”); and (ii) 1,390,176 shares (the “Conversion Shares”) of Common Stock issuable to the selling stockholders upon conversion of up to $3,000,000 of the outstanding principal amount under the senior secured term loans issued by the Company pursuant to the Loan and Security Agreement, calculated by dividing such total aggregate convertible amount by 130% of the exercise price of certain of the Warrants as of the date of this prospectus (i.e., $1.66), or $2.158.

(4)

The Company previously registered 626,308 shares of Common Stock on behalf of the selling stockholders pursuant to a Registration Statement on Form S-3 (File No. 333-273942), filed on August 11, 2023 (the “2023 Registration Statement”), and paid a total registration fee of $224.00 on the registration of $2,032,369.46 of such newly registered securities thereunder. The selling stockholders did not sell any of such securities under the 2023 Registration Statement, leaving the total balance of $2,032,369.46 (the “2023 Unsold Securities”), representing $224.00 in registration fees, of such 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. The offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.